SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 5, 2003

NSD Bancorp, Inc.

(Exact name of registrant as specified in charter)

Commonwealth of Pennsylvania	0-22124	25-1616814
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

5004 McKnight Road, Pittsburgh, Pennsylvania		15237
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 231-6900

Page 1 of 4 Pages

Exhibit Index appears on Page 4

Item 4.    Changes in Registrant’s Certifying Accountant

NSD Bancorp, Inc. (the “Company”) has decided to change its principal accountants to audit the Company’s 2003 financial statements commencing with the filing of its March 31, 2003 Form 10Q. Accordingly, the Company continues to retain the services of Deloitte & Touche LLP as their independent auditor with respect to the Company’s 2002 financial statements. Thereafter, the Company has engaged S.R. Snodgrass as the Company’s principal accountants to audit the Company’s 2003 financial statements. These actions were recommended and approved by the Audit Committee of the Company’s Board of Directors on February 27, 2003.

Deloitte & Touche LLP’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and any subsequent interim period, (i) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to a make a reference to the subject matter of the disagreement in connection with its reports in the financial statements for such years and (ii) there were no reportable events as defined in Item 304 of Regulation S-K. The Company has provided Deloitte & Touche LLP with a copy of this report and has requested that Deloitte & Touche LLP furnish it with the letter described in Item 304(a)(3) of Regulation S-K. A copy of the letter from Deloitte & Touche LLP to the Securities and Exchange Commission described in Item 304(a)(3) of Regulation S-K is filed as Exhibit 16 hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)          The exhibit listed on the Exhibit Index on page 3 of this Form 8-K is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NSD Bancorp, Inc.

(Registrant)

By:        /s/    James P. Radick

      James P. Radick,

      Senior Vice President and

      Chief Financial Officer

Dated: March 4, 2003

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EXHIBIT INDEX

Exhibit	Description

16	Letter from Deloitte & Touche LLP pursuant to Page 4 Item 304 (a) (3) of Regulation S-K

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